Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0201230

(I.R.S. Employer

Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

LSB Industries, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1015226
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

16 South Pennsylvania Avenue Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

LSB Industries, Inc.

5.5% Convertible Senior Subordinated Debentures Due 2012,

Dated June 28, 2007

(Title of the indenture securities)

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the

Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor.

The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE.

Item 4.	Trusteeships under other indentures.

NOT APPLICABLE

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NOT APPLICABLE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 3/31/06. See attached Exhibit 1 to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 23rd day of August, 2007.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Brent Keep
Brent Keep, Vice President

Date: August 23, 2007

T-l EXHIBIT 1

UMB Bank, National Association	FFIEC 041
1010 Grand Boulevard	Consolidated Report of Condition
Kansas City, MO 64106	for June 30, 2007
FDIC Certificate Number: 8273
Web address: http://www.umb.com

Schedule RC - Balance Sheet

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin	RCON0081	468,183
b. Interest-bearing balances	RCON0071	1,734
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	30,172
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	2,177,747
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	RCONB987	171,825
b. Securities purchased under agreements to resell	RCONB989	231,361
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCON5369	14,290
b. Loans and leases, net of unearned income	RCONB528	3,154,005
c. Allowance for loan and lease losses	RCON3123	35,770
d. Loans and leases, net of unearned income and allowance	RCONB529	3,118,235
5. Trading assets (from Schedule RC-D)	RCON3545	52,603
6. Premises and fixed assets (including capitalized leases)	RCON2145	186,046
7. Other real estate owned (from Schedule RC-M)	RCON2150	117
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCON2130	0
9. Not applicable
10. Intangible assets:
a. Goodwill	RCON3163	32,586
b. Other intangible assets (from Schedule RC-M)	RCON0426	5,447
11. Other assets (from Schedule RC-F)	RCON2160	137,582

12. Total assets	RCON2170	6,627,928

13. Deposits:
a. In domestic offices	RCON2200	4,846,609
1. Noninterest-bearing	RCON6631	1,120,756
2. Interest-bearing	RCON6636	3,725,853
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased	RCONB993	172,997
b. Securities sold under agreements to repurchase	RCONB995	993,230
15. Trading liabilities (from Schedule RC-D)	RCON3548	0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	17,754
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures	RCON3200	0

Dollar amounts in thousands
20. Other liabilities (from Schedule RC-G)	RCON2930	47,792

21. Total liabilities	RCON2948	6,078,382

22. Minority interest in consolidated subsidiaries	RCON3000	0
23. Perpetual preferred stock and related surplus	RCON3838	0
24. Common stock	RCON3230	20,000
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	175,893
26. Not available
a. Retained earnings	RCON3632	372,183
b. Accumulated other comprehensive income	RCONB530	-18,530
27. Other equity capital components	RCONA130	0

28. Total equity capital	RCON3210	549,546

29. Total liabilities, minority interest, and equity capital	RCON3300	6,627,928

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2006	RCON6724	NR